EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Farmacia Corporation

We hereby consent to the inclusion in this Registration Statement on Form S-1, of our report dated November 30, 2009 of Farmacia Corporation., relating to the financial statements as of October 31, 2009 and for the period from inception to October 31, 2009, and to the reference to our firm under the caption "Experts" in the Registration Statement.


/s/ M&K CPAS, PLLC
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Houston, Texas
December 16, 2009